RESOURCE STATEMENT
THE BARLEVSKOYE AND VYNOHRADIV PROPERTY,
THE BARLEVSKOYE MINING DISTRICT
ZAKARPATIA OBLAST, UKRAINE

Prepared By:
NEOSC Geomin Ltd.
Komplek Grand Panglima, Polim, Kav. 61
JI. Panglima Polim Raya, Kebayoran Baru,
Jakarta. 12160, Indonesia\
PH: +62 21 7278 0983  /  FAX: +62 21 7278 0981
graigneosc@geologist.com

December 6, 2010

RESOURCE STATEMENT
THE BARLEVSKOYE AND VYNOHRADIV PROPERTY,
THE BARLEVSKOYE MINING DISTRICT
ZAKARPATIA OBLAST, UKRAINE

TABLE OF CONTENTS

SUMMARY	3
INTRODUCTION	3
RELIANCE ON OTHER EXPERTS	4
PROPERTY DESCRIPTION AND LOCATION	5
ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY	6
HISTORY	7
GEOLOGICAL SETTING	8
DEPOSIT TYPES	9
MINERALIZATION	10
EXPLORATION
DRILLING	12
SAMPLING METHOD AND APPROACH	13
SAMPLE PREPARATION, ANALYSIS AND SECURITY	13
DATA VERIFICATION	13
ADJACENT PROPERTIES	14
MINERAL PROCESSING AND METALLURGICAL
MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES
OTHER RELEVANT DATA AND INFORMATION	14
INTERPRETATION AND CONCLUSIONS	14
RECOMMENDATIONS	14
DATE AND SIGNATURE PAGE

RESOURCE STATEMENT
THE BARLEVSKOYE AND VYNOHRADIV PROPERTY,
THE BARLEVSKOYE MINING DISTRICT
ZAKARPATIA OBLAST, UKRAINE

SUMMARY

NEOSC Geomin Ltd. (“NEOSC”) was retained by Supatcha Resources Inc. (“Supatcha”) in August 2010 as consultants to complete a resource statement specific to the Barlevskoye and Vynohradiv licenses (known as the “properties. The Barlevskoye and Vynohradiv licenses are 4.917 square kilometers (“km²”) and 6.75 km², in size, respectively, which means the total area covered by the properties, is 11.667 km². Mr. Graig Parham, a principal of NEOSC and a Competent Person, conducted a property visit on August 18th and 19th, 2010.

The Barlevskoye Mining District lies within the Transcarpathian Terrain. The properties fall within the Carpathian Neogene volcanic belt which has been a source of gold production since the Roman era. Numerous gold-silver-lead-zinc occurrences exist near the properties. The Berehiskyi Property/ Mine is adjacent to the properties and is considered important.

Historic drilling was conducted at both the Barlevskoye and Vynohradiv properties (63 drillholes and 2 drillholes, respectively). Drilling highlights from within the Barlevskoye Property include: 3.6 grams per tonne gold (“g/t Au”), 31.6 grams per tonne silver (“g/t Ag”), 3.89 per cent (“%”) lead (“Pb”), and 5.68 % zinc (“Zn”) across 32.6 meters; 1.9 g/t Au, 248.40 g/t Ag, 9.36 % Pb and 1.66 % Zn across 29 meters; 12.2 g/t Au, 48.7 g/t Ag, 3.27 % Pb, and 6.79% Zn across 5.3 meters; and 1.1 g/t Au, 1021.7 g/t Ag, 1.06 % Pb and 2.63 % Zn across 27 meters. Drilling highlights from within the Vynohradiv Property include 5.1 g/t Au across 2.1 meters.

Based on known gold and polymetallic occurrences at the properties, the proximity to known gold-silver-lead-zinc epithermal mining operations (the Berehiskyi Property), and favorable geology, the potential to discover an important gold and/or polymetallic occurrence(s) / deposit(s) at the Barlevskoye and Vynohradiv properties exists.

INTRODUCTION

This report is written as a Resource Statement for the Barlevskoye and Vynohradiv licenses (“the properties”). This Report has been undertaken in accordance with the requirements of the reporting guidelines of the Canadian Securities Administration National Instrument 43-101 ("NI 43-101") and CIM Standards on Mineral Resources and Reserves. The NI 43-101 is a widely used and internationally accepted standard for the reporting of mineral deposits.

NEOSC Geomin Ltd. (“NEOSC”) was retained by Supatcha Resources Inc. (“Supatcha”) in August 2010 as consultants to complete a resource statement specific to the Barlevskoye and Vynohradiv licenses (known as the “properties. The Barlevskoye and Vynohradiv licenses are 4.917 square kilometers (“km²”) and 6.75 km², in size, respectively, which means the total area covered by the properties, is 11.667 km². Mr. Graig Parham, a principal of NEOSC and a Competent Person, conducted a property visit on August 18th and 19th, 2010 to assess the type and extent of known mineralized zones at the properties. The supporting documents which were used as background information are referenced in this Report in the ‘History’ and ‘Geological Setting’ sections below. The nature and extent to which these documents have been used is discussed below in the section ‘Reliance on Other Experts’.

Any reference in this Report to the ‘current author’ refers to Mr. Parham. Unless otherwise stated, all coordinates are presented in the World Geodetic System (WGS) 1984, Universal Transverse Mercator (UTM) Zone 12. For the purpose of reporting historical work, there are references to Soviet era resource estimates in this report. The Soviet era resource estimates are only referred to as a point of historical significance, and as an indication of the significance to other known Soviet resources and/or reserves. According to the Soviet guidelines for Resource Classification, “C1” and “C2” resource estimates are made according to strict guidelines set forth by the USSR State Committee on Reserves, while “P” category resource estimates can be made by local teams or state agencies and are of a varying quality and standards. “C1” resources are carefully estimated from data derived by drilling, surface and underground sampling. These resources are used to make a pre-feasibility study and to define the nature of the resource for future planning. Soviet feasibility studies conform to industry standards, including mineralogical, mining and metallurgical evaluations in addition to the resource estimate. Pending the outcome of data verification, the Soviet “C1” resource category may be the equivalent of or reclassified as a NI 43-101 compliant “indicated” resource estimate. “C2” resources are delineated by drilling and in some cases; they may be supported by underground sampling (similar to ‘inferred’). Drill spacing and if available, underground sampling is wider and less detailed than is required to support a “C1” estimate. Pending the outcome of data verification, a “C2” category resource may support a NI 43-101 compliant “inferred” resource estimate. “P” resources are estimates of the “potential” resource of a prospect, often based on some limited sampling and geologic inference to similar deposits elsewhere. “P” resource estimates are referred to in this report for historical purpose and an indication as to what the Soviet era workers thought, “may be the potential” for a particular prospect. These estimates are often made with little hard geologic information and must be viewed with caution.

RELIANCE ON OTHER EXPERTS

This Report, written by Mr. Graig Parham, a Competent Person, is a compilation of proprietary and publicly available information as well as information obtained during a site visit to the Property and recent drill results.

The author has made no attempt to verify the legal status and ownership of the Barlevskoye and Vynohradiv properties, nor is he qualified to do so. The licenses are in the name of Zolotivorota (“Golden Gate”) and were confirmed valid by Zolotivorota (“Golden Gate”) the licenses were issued by the Ministry of Environmental Protection of Ukraine. The licenses are on file at both Supatcha and NEOSC.

PROPERTY DESCRIPTION AND LOCATION

The Barlevskoye and Vynohradiv mining districts are in the ZAKARPATIA Oblast, Berehivskyi Region of the Ukraine. The approximate center of the Barlevskoye license (“Barlevskoye Property”) is at 48° 11’ N latitude and 22° 41’ E longitude. The property is defined by Registration No: 3293 issued by the Ministry for Environmental Protection of Ukraine and comprises 4.917 km². The boundary of the license is defined by the coordinates shown in Table 1. The approximate center of the Vynohradiv license (“Vynohradiv Property”) is at 48° 11’ N latitude and 22° 44’ E longitude. The property is defined by Registration No: 3292 issued by the Ministry for Environmental Protection of Ukraine and comprises 6.75 km², which means the total area covered by the properties is 11.667 km². The boundary of the licenses is defined by the coordinates shown in Table 1 (Figure 2).

Supatcha Resources, Inc. has entered into a Definitive Agreement dated April 5, 2010 to acquire a 90% interest in the Barlevskoye and Vynohradiv licenses in Southwest Ukraine from Zolotivorota (“Golden Gate”). Supatcha will pay $7,500,000US and will issue 500,000 common shares, in consideration for 90% of the issued and outstanding shares of Poltavas Capital Management Ltd., a BVI Company which on closing, will own all of the outstanding shares of Zolotivorota (“Golden Gate”), a Ukraine company which holds the rights to the properties by way of two Special Permissions issued by the Ministry of Environmental Protection of Ukraine. The author is not aware of any back in rights and/or royalties payable to other parties.

The Special Permissions allow for geological exploration including prospecting and the commercial surface/subsurface development of gold and base metals deposits. Exploration must commence no later than 12 months from the date of issue of the licenses (licenses issued on June 16, 2009). As well, the company must develop a technical design for geological studies, including safety requirements, environmental issues and any other relevant issues to be approved by The Ministry for Environmental Protection of Ukraine. In accordance with the State Department for Environmental Protection in the ZAKARPATIA region, the company must report all activities annually.

Failure to meet legislation as per the State Department for Environmental Protection can result in the licenses being stripped from the owner(s) by the state. The author is not aware of any environmental liabilities; however the company must, as part of the Special Permission, ‘prevent surface and environment pollution when conducting exploration work’.

Table 1:
Coordinates of the Barlevskoye and Vynohradiv properties

Property	Corner	North Latitude	East Longitude	Expiry Date
	1	48°10’58”	22°39’39”	June 15, 2018
Barlevskoye (4.917 km²)	2	48°12’00”	22°39’40”
License No. 3293	3	48°12’38”	22°42’00”
	4	48°11’40”	22°41’59”
90% Supatcha Resources Inc.	5	48°12’02”	22°41’04”
	6	48°11’14”	22°40’30”
10% Poltavas Capital	7	48°10’50”	22°41’38”
Management Ltd.	8	48°10’57”	22°40’20”
	1	48°13’00”	22°43’14”	June 15, 2018
Vynohradiv (6.75 km²)	2	48°13’00”	22°44’28”
License No. 3292	3	48°12’24”	22°44’28”
	4	48°11’52”	22°44’50”
90% Supatcha Resources Inc.	5	48°11’52”	22°45’16”
	6	48°10’48”	22°45’16”
10% Poltavas Capital	7	48°10’48”	22°44’05”
Management Ltd.	8	48°11’20”	22°44’05”
	9	48°11’52”	22°43’14”
*the first corner (1) is the most easterly corner and corners are labeled in order clockwise (from 1 to 8/9 as above) and connected by straight lines until the last corner connects with the first corner providing closure.

ACCESSIBILTY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY

The properties are accessed by driving on narrow, well paved roads south from Lviv to Mukachevo on highway E50 for 214 km, then south from Mukachevo to Barlevskoye on highway E81 for 35 km. The Barlevskoye Property is located 1.5 km to the east of the town of Berehove. The village of Vynohradiv is located 10 km southeast of Berehove along highway E81, and the Vynohradiv Property is situated 2.0 km north of the village. The adjacent Berehiskyi Property lies between Barlevskoye and Vynohradiv properties, 0.8 km north of the village of Berehiskyi.

The climate in the region is mild and moderately continental with cool, wet summers and mild winters. The Carpathian Mountains protect the region from the cold north winds. Average temperatures in the region are 8 degrees Celsius (°C), with lowest average temperatures in January (minus 4°C) and highest in July (21° C). Average annual precipitation ranges from 700 to 1000 mm, with the highest amount of precipitation falling during the spring and summer months.

Agricultural activity surrounds the property, producing mostly grapes. Part of the Barlevskoye Property is under the eastern portion of the town of Berehove.

Any necessary local labor could be sourced from either Berehiskyi (pop. 1,500), which supplied 70-80 employees during the last mining operation at the Berehiskyi Mine, and Berehove, with a population of approximately 30,000 people. Mukachevo is 30 km to the north and is the closest large city and also has an assay laboratory capable of processing 1000-1500 samples per month. A railroad runs through both Berehiskyi and Berehove, and rail tracks connected to this railroad run within 2 km of the Berehiskyi Mine. Ukraine has a 99.4 per cent (%) literacy rate. The largest ethnic group in the region is Hungarian comprising 75%, while the remaining 25% comprising mostly of Ukrainians, Russians and Russins.

In 1999, a processing plant was built at the Berehiskyi Mine with a capacity to process 120,000 tons of ore per year with a 60,000 ton per annum crusher. In 2002, a scrubber, jaw crusher and Knelson concentrators were added, on the 2nd and 3rd stages of beneficiation. The plant also employed a gravity circuit without any flotation. The plant has a 5 hectare (ha) land allotment, but is considered to be small in case a bigger operation is warranted. The ore storage area is capable of storing some 25,000 tons of ore. In Ukraine, there are no smelting facilities for base metals, meaning concentrate must be exported to Romania, Slovakia, Hungary, or even Scandinavia. The Berehiskyi Mine was closed in January 2007.

HISTORY

The region has been mined dating back to the 12th century, when the Holy Roman Empire began to mint silver coins. During the 17th century, small scale mining of the deposit occurred while controlled by the Austro-Hungarian.

At the end of the 1940s and 1950’s, deposits in the area were mined for gold and silver (quartz-sulphide veins). The Berehiskyi deposit was discovered during this time, while exploration for kaolinite-alunite (alteration) was taking place.

During the 1960’s, lead-zinc (Pb-Zn) and gold (Au) mineralization was recognized at Berehiskyi. The discovery of gold-rich quartz stockworks, in 1972, within the upper levels of the Berehiskyi mineralized zones led to extensive exploration. More than 2000 drill holes were completed, and over 30 km of underground workings on six levels were developed in the late 1980’s.

In 1990, the C1+C2 reserves of the Berehiskyi deposit were approved by the USSR GKZ (reportedly contained 18,709,300 t of 1.88 g/t Au; 38.35 g/t Ag; 2.07% Pb and 4.76% Zn). This was based on drilling and underground workings. A P1+P2 forecast Russian resource was calculated for the Barlevskoye Property based on exploration drillholes and no underground workings.

Table 2:
Barlevskoye Property Historic / Soviet Resource

Deposit	Zone	Type	Category	Tonnes	Au, g/t
Barlevskoye	41	Polymetallic	P1	3,511,473	3.43
Barlevskoye	42	Polymetallic	P1	1,844,653	8.43
Barlevskoye	43	Polymetallic	P1	3,686,431	6.26
Barlevskoye	44	Polymetallic	P1	5,474,769	2.80
Barlevskoye	45	Polymetallic	P1	2,354,361	10.90
Barlevskoye	Total			16,871,687	5.21
“P” category resource estimates are referred to in this report for historical purpose and an indication as to what the Soviet era workers thought, “may be the potential” for a particular prospect. These estimates are often made with little hard geologic information and must be viewed with caution.

Recently, mining took place at the Berehiskyi Property from 1999 to 2006 by Zakarpolymetally, a local subsidiary of a government company called Ukrpolmetally. Approximately 68 exploration diamond drillholes were drilled (by the USSR Ministry of Geology) at the Barlevskoye Property and 22 drillholes at the Vynohradiv Property (by the USSR Ministry of Geology).

The historic data was provided in the form of paper summary drill sections (not for each hole; not including collar data). No drill hole samples/rejects or drill core was available to re-log or re-sample to verify either the assay grades or the summary geology reported. Geology was reported as overburden, rhyolite or with no reference to host lithology. The integrity and accuracy of the data available can not be verified and the resulting resource estimate and interpretation can not be guaranteed as it is based entirely on the available historic drill data where accuracy can not be confirmed. A field examination indicates the historic drill grid no longer exists and permanent drillhole collar locations are not present. As a result, the accuracy and integrity of the drill hole collar locations as reported can not be verified. Since the historic drill grid and all previous drill collar locations can not be accurately relocated and verified, the historic data may need to be re-validated with an extensive drill campaign.

GEOLOGICAL SETTING

The Barlevskoye and Vynohradiv properties are located in western Ukraine in the Transcarpathian region, approximately 8 km from the Hungarian border. The polymetallic (Au-Ag-Pb-Zn) mineralization occurs along a Neogene volcanic chain in the Inner Carpathian orogenic belt, and covers a vertical interval of several hundred meters. The Inner Carpathian volcanic belt is part of the Alpine-Balkan-Carpathian- Dinaride (ABCD) orogen. The ABCD orogen was a result of the collision of Eurasia with the Africa, Arabian, and Indian plates, from the Mid/Late Cretaceous to Late Eocene/Oligocene.

The subsequent closure of the Tethys oceanic basin, the indentation of continental microplates, and probable oceanic slab break-off and asthenosphere incursion formed the Inner Carpathian orogenic belt from the Oligocene to Recent. The main subduction event, during which the ocean basin was consumed, occurred in the late Paleogene to middle Miocene. Calc-alkaline volcanism and intrusive activity during the Miocene, is believed to be responsible for the numerous Au- Ag-Pb-Zn vein deposits in the Inner Carpathians.

There are three stages of volcanism for the Inner Carpathian volcanic belt. The early stage (17.5 to 14.0 Ma) consists of rhyolitic volcanics. The middle stage (13.5 to 9.3 Ma) includes lavas and andesitic volcaniclastic aprons and andesitic-basaltic extrusions. The late stage (8.0 to 1.6 Ma) includes andesites and basalts. The gold polymetallic mineralization in the Inner Carpathian volcanic belt is genetically related to the early stage of volcanism and is mainly concentrated in the Barlevskoye area. The Inner Arc, around the town of Berehove, experienced significant acid volcanic (mainly rhyolites) activity during the Badenian and Sarmatian.

The property geology consists of volcanic caldera(s). The Barlevskoye Property is related to the eastern rim of the caldera, which is filled with middle Miocene volcanic sedimentary rocks. The basement rock underlying the volcanic structure consists of Jurassic clay-rich shales, limestones, and spilites. Overlaying this Jurassic unit are rhyolite ash tuffs (lower tuff unit), followed by argillites and sandstones (lower sedimentary unit), agglomeratic rhyolite tuffs (middle tuff unit), and caldera lake sediments (upper sedimentary unit) consisting of shales and argillites with sandstone and tuffite layers (upper tuff unit).

The tectonic features of the area were formed during subsidence of the intracaldera blocks. The Barlevskoye mineralization is hosted by faults within intracaldera fill. At the Berehiskyi Mine, mineralization is mainly associated with the east-west trending fault systems. These faults are cut by two sets of southwest-northeast- and south-north-trending faults, including fault VI which hosts the mineralization which was the focus of mining. The central portion of the fracture system is called the axis fault fracture zone. Mineralization is most intense where the axis fault zone intersects the east-west faults.

At Barlevskoye most veins strike to the northeast, dipping generally to the northwest and north at 70-80 degrees. A stockwork style vein in the Berehiskyi Mine trending southwest-northeast hosts most of the known mineralization. This trend is consistent with the veins observed at the Barlevskoye Property, indicating that the Barlevskoye Property may host mineralization which is a continuation of the mineralization in the Berehiskyi Mine. Geophysical data has detected the presence of a porphyry intrusion at approximately 1,000 m depth, suggesting Berehiskyi and Barlevskoye may represent a shallow portion of a porphyry-epithermal system. The Vynohradiv Property is believed to be a satellite caldera east of the Berehiskyi and Barlevskoye area. Geochemical anomalies have been observed at the site, along with barite and silver (Ag) mineralization.

DEPOSIT TYPES

Epithermal

High sulphidation epithermal deposits (Barlevskoye and Vynohradiv) occur as veins, vuggy breccias and sulphide replacements ranging from pods to massive lenses associated with high-level hydrothermal systems marked by acid-leached, advanced argillic and siliceous alteration. Metal associations in these deposits include variable amounts of precious (Au-Ag) and base (Cu-Pb Zn) metals and variable gangue mineralogies. Irregular deposit geometries are the result of host rock permeability and the orientation of ore-controlling structures. Multiple, crosscutting composite veins are common.

Recent research indicates that these deposits form in sub aerial volcanic complexes or composite island arc volcanoes above degassing magma chambers. The deposits commonly contain multiple stages of mineralization, presumably related to periodic tectonism associated with increased intrusive activity and magmatic hydrothermal fluid generation. The age of the deposits are commonly Tertiary to Quaternary, however, some deposits have been dated Mesozoic and/or Paleozoic in volcanic belts. Rock types associated with epithermal deposits include a subaerial andesitedacite- rhyodacite pyroclastics and flows as well as their subvolcanic intrusive equivalents. It is also thought that permeable intervolcanic sedimentary rocks can act as sites of mineralization. The country rock surrounding epithermal veins is commonly extensively altered even though the vein walls may be sharply defined. It is also not uncommon to find large, highly colored supergene gossans covering epithermal ores.

MINERALIZATION

The mineralization style at the Barlevskoye Property is similar to that at the Vynohradiv Property. The mineralization occurs as sulfide, quartz, quartz-sulfide, quartz-barite, and carbonate veins and veinlets, disseminated and impregnated zones, and as stockwork bodies. The four stages of mineralization distinguished are the sulfide stage, quartz-barite stage, carbonate-quartz stage, and carbonate-goethite stage. The stages are separated by tectonic crushing and brecciation, and are characterized by sharp disequilibria between mineral assemblages of the adjoining stages.

The paragenetic sequence for the sulphide stage began with the precipitation of ankerite followed by pyrrhotite, pyrite + marcasite, sphalerite, galena + Ag sulfosalts, chalcopyrite, tennantite and gold. The pyrrhotite commonly occurs as relict grains in pyrite-marcasite aggregates and as fine inclusions in iron (Fe)-rich sphalerite. Pyrite replacement of pyrrhotite and marcasite is often observed. Relatively coarse grained and zoned sphalerite crystals replace pyrite-marcasite aggregates. In the late peripheral sphalerite zones, syngenetic galena growth began. Galena is the main carrier of economic silver (up to 800 grams per tonne silver (“g/t Ag”). Small quantities of chalcopyrite and tennantite occur in sulphide and quartz-sulphide aggregates. Sulphide stage mineralization decreased in intensity from the central lower parts of the system to the upper periphery. This trend is accompanied by a transition from massive, coarse-grained pyrite, sphalerite-galena veins and impregnated zones to disseminated sulphide zones and veinlets with prevalent pyrite-marcasite-sphalerite-galena associations. The peripheral parts of the mineralized zones are dominated by metastable mineral phases and textures indicative of metastable crystallization.

The quartz-barite mineralization stage began with minor fluorite and massive quartz veins. The barite crystals in the quartz matrix are associated with recrystallization and dissolution of quartz, and oxidation of galena and sphalerite aggregates. Galena was then replaced by anglesite, and gold remained in the quartz matrix during dissolution.

The carbonate-quartz stage is marked by the development of massive fine- and medium-grained carbonate veins. During this stage, two quartz generations are recognized: amethyst quartz-chalcedonic druzy aggregates (quartz) filling cavities, and clear medium to coarse comb quartz formed by recrystallization of early vein quartz material. The second generation of quartz is commonly associated with a second generation of barite, which is present as fracture fillings and is disseminated in the altered wall rocks. Gold was transported from the mineralized zones and re-deposited during this stage. The carbonate-quartz stage consists of two main zones; Secondary quartz occurs mainly in the deep part of the axis fault zone. It is also present where the southwest-northeast- and south-north-trending fault systems intersect the east-west faults; tertiary quartz formed in the upper peripheral parts of the east-west-trending fault system.

The carbonate-goethite stage is characterized by tertiary carbonate, jarosite, goethite, cinnabar, and tertiary barite mineral assemblages. The tertiary barite occurs as small prismatic druzy crystals in kaolinite and kaolinite-dickite metasomatites. Gold occurs in association with goethite and barite. Fluid inclusion and isotopic data revealed that the mineral-forming process was controlled by three major fluid types: deep fluid, shallow saline formation waters, and shallow, low salinity, heterogenic (vapor ± condensate) sulfate-bicarbonate waters.

The deep hot fluid formed from deeply circulating meteoric waters in the sedimentary metamorphic basement rocks, with heat and mass transfer from a magmatic system. Tectonic brecciation occurring between mineralization stages allowed multistage introduction of deep fluid into the ore-forming system. Shallow saline formation waters, representing the pore fluid, evolved in volcanic sedimentary units. The sulfatebicarbonate waters were formed by the mixing of rising deep hot gases with cold shallow meteoric water. These fluids accumulated in the upper peripheral parts of the system and were responsible for the precipitation of barite. Mineral zoning is mainly controlled by the intersection of the east-west-trending fault system, the fault zone which is spatially connected with the caldera rim and the axis fault zone. The axis fault served as the main fluid conduit, while the east-west fault system provided lateral fluid distribution. The Barlevskoye Property exhibits characteristics that are consistent of an intermediate sulphidation, epithermal-precious metal deposit. These types of deposits are very common in the Transcarpathian region of Ukraine (Table 3). The grades listed in Table 3 have been verified by a Competent Person. The main purpose of the table is to display the number and types of deposits in the Transcarpathian region.

Table 3:
Gold Deposits in the Transcarpathians

Deposits and Occurrences	Type of Deposit	Known Resources*	Gold Content
Vyshckov	Epithermal quartz -adularia	Not reported	12 t Au
Began	Epithermal quartz -adularia	Not reported	16 t Au
Saulyak	Low-sulfide Au-quartz	1.6 Mt @ 7 g/t Au	11 t Au
Bun, Bely Potok, Tukalo, Yaseniv	Low-sulfide Au-quartz	Not reported	18 t Au
Mt = million tonnes; t = tonnes

DRILLING HISTORY

Approximately 68 exploration diamond drillholes were drilled at the Barlevskoye Property and 22 drillholes at the Vynohradiv Property. The drillholes were completed during the 1970’s and 1980’s, with the bulk of drilling occurring during the 1970’s. Approximately up to 100 m of overburden overlies portions of bedrock at the Barlevskoye Property, and mineralization extends to depths of about 400 meters.

Drill sections were provided by Zolotivorota (“Golden Gate”), however, spatial locations (i.e. UTM coordinates for specific drill collars) are unknown. The sections were translated from Russian to English and digitized and are shown graphically. Drill sections from the holes drilled at Vynohradiv were not available although the best drill intercept was reported to be 5.1 grams per tonne gold (“g/t Au”) across 2.1 meters. Highlights include: 3.6 g/t Au, 31.6 grams per tonne silver (“g/t Ag”), 3.89 per cent (“%”) lead (“Pb”), and 5.68 % zinc (“Zn”) across 32.6 meters; 1.9 g/t Au, 248.40 g/t Ag, 9.36 % Pb and 1.66 % Zn across 29 meters; 12.2 g/t Au, 48.7 g/t Ag, 3.27 % Pb, and 6.79% Zn across 5.3 meters; and 1.1 g/t Au, 1021.7 g/t Ag, 1.06 %Pb and 2.63 % Zn across 27 meters.

The veins in the Barlevskoye Property strike to the northeast, generally dipping at 70 to 80 degrees to the northwest. The veins at the adjacent Berehiskyi Property have been described as 0.6 to 8.4 m thick, which may provide a clue as to the size of the veins which may be encountered at the Barlevskoye and Vynohradiv properties.

The deepest hole reportedly drilled in the area (at Berehiskyi; not on the properties) discovered a porphyry intrusion at about 1,000 m depth. Drilling also encountered thermal waters at depths of 900-1000 m at Berehiskyi.

Groundwater encountered in the area occurs at approximately +115m RL. Iron rich water can be found at 20 m below the surface along with elevated levels of lead, indicating the dissolution of the sulfides in the subsurface. Previous drilling in the northern part of the Barlevskoye Property contained core chips of galena & sphalerite mineralization, banded quartz-sulphide mineralization, and breccia (solenite-sphalerite). These samples reportedly contained greater than 15 g/t Au and 60% combined Pb+Zn.

The historic data was provided in the form of paper summary drill sections (not for each hole; not including collar data). Geology was reported as overburden, rhyolite or with no reference to host lithology. The integrity and accuracy of the data available cannot be verified and interpretations cannot be guaranteed as it is based entirely on the available historic drill data where accuracy cannot be confirmed.

SAMPLING METHOD AND APPROACH

The historic data was provided in the form of paper summary drill sections (not for each hole; not including collar data or recoveries). No drill hole samples/rejects or drill core was available to re-log or re-sample to verify either the assay grades or the summary geology reported. Geology was reported as overburden, rhyolite or with no reference to host lithology.

Consequently, sample quality and biases, descriptions of rock types, geological controls, true widths of mineralized zones, and parameters used to establish sampling intervals are not known.

SAMPLE PREPARATION, ANALYSIS AND SECURITY

No aspect of the sample preparation was conducted by an employee, officer, director or associate of NEOSC Geomin Ltd., Zolotivorota (“Golden Gate”) and/or Supatcha. As the author was not directly involved with the historic exploration completed to date throughout the properties, he had no control over reported samples. There is no way of verifying the reported results from previous work and/or the adequacy of sample preparation, security, analytical procedures. As well, no information exists specific to the laboratory, sample preparation, assaying and analytical procedures used. The results should be treated as historic results only; however, the author believes they are relevant and important specific to the exploration potential of the properties.

DATA VERIFICATION

No rock samples were collected by NEOSC Geomin Ltd. The author was not involved with exploration prior to 2010, and therefore, had no control over sample collection or reported results as listed in the report. The historic data was provided in the form of paper summary drill sections (not for each hole; not including collar data). No drill hole samples/rejects or drill core was available to re-log or re-sample to verify either the assay grades or the summary geology reported. Geology was reported as overburden, rhyolite or with no reference to host lithology.

The integrity and accuracy of the data available can not be verified and interpretations can not be guaranteed as it is based entirely on the available historic drill data where accuracy can not be confirmed. A field examination indicates the historic drill grid no longer exists and permanent drillhole collar locations are not present. As a result, the accuracy and integrity of the drillhole collar locations as reported can not be verified. Since the historic drill grid and all previous drill collar locations cannot be accurately relocated and verified, the historic data may need to be re-validated with an extensive drill campaign. A rigorous quality assurance and quality control program is warranted. When managing ongoing exploration programs up to 20 per cent of all samples should be check assayed and analytical standards and field duplicates should be analyzed regularly to ensure quality assurance and quality control.

ADJACENT PROPERTIES

The Berehiskyi Property, which lies between the southern limits of the Barlevskoye and Vynohradiv properties, is the most explored and developed property among the three (currently owned by the Ukraine Government). This is mainly due to the fact that it outcrops at surface, unlike Barlevskoye and Vynohradiv. The Berehiskyi Mine was discovered in the 1950’s (silver) and lead, zinc and gold mineralization was recognized in the 1960’s. In 1990, C1+C2 reserves were approved by the USSR GKZ. Approximately 2000 drillholes were completed at the Berehiskyi Property, and between 1999 and 2006 the deposit was mined by Zakarpolymetally. The seven year mining operation focused mainly on stockwork type mineralization, which is locally classified as gold only ore. Approximately 700 kg of gold was produced. The mining operation was suspended in January 2007. The author visited the Berehiskyi Property on August 19th, 2008.

The seven year operation of the mine proved to be uneconomical as the mine was put into production mostly for political reasons. The mine was seen as a pilot project, focusing on gold ore only. Began is reportedly the largest polymetallic deposit in the area according to one source. Located about 12 km northwest from the village of Berehiskyi (exact location unknown), it reportedly contains a 500,000 tons of lead and zinc, with a combined grade of seven percent. Overlaying the deposit is a 1,000,000 ton barite cap.

OTHER RELEVENT DATA AND INFORMATION

The current legal framework governing the mining industry in Ukraine is the Code of Ukraine on the Subsurface (the subsurface code) and the Laws of Ukraine on Mining.

INTERPRETATION AND CONCLUSIONS

Based on a review of the historic data and observations made in the field, the Barlevskoye and Vynohradiv properties have the potential to host a large epithermal polymetallic gold deposit(s). The Berehiskyi Property/Mine, directly adjacent and between these two properties, has recently been mined. The Barlevskoye Property has the potential to be a continuation of the adjacent Berehiskyi Property/Mine.

RECOMMENDATIONS

Based on known gold and polymetallic occurrences at the properties, the proximity to known gold-silver-lead-zinc epithermal mining operations (the Berehiskyi Property), and favorable geology, the potential to discover an important gold and/or polymetallic occurrence(s) / deposit(s) at the Barlevskoye and Vynohradiv properties exists. Therefore, an aggressive exploration program is warranted.